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                                                                    EXHIBIT 11.0
                     FIRST PATRIOT BANKSHARES CORPORATION
                      COMPUTATION OF PER SHARE EARNINGS

                                                                                   FOR THE THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                     --------------------------------------------------------

                                                                             1997                              1996
                                                                     --------------------------------------------------------
            Weighted average number of shares
              outstanding during the period                                      2,020,929                         2,010,105

            Shares issuable upon assumed exercise
              of stock options                                                      84,118                            68,641

            Shares issuable upon assumed exercise
              of warrants                                                          189,818                           163,091

                                                                     ----------------------           -----------------------
Line A      Weighted average number of common and
              common equivalent shares outstanding
              during the period                                                  2,294,865                         2,241,837

            Additional shares issuable upon assumed
              exercise of stock options-assuming
              maximum dilution                                                          --                                --

            Additional shares issuable upon assumed
              exercise of warrants-assuming
              maximum dilution                                                          --                                --

                                                                     ----------------------           -----------------------
Line B      Fully diluted weighted average number of
              shares outstanding during the period                               2,294,865                         2,241,837
                                                                     ======================           =======================


Line C      Net income for the period                                             $547,215                          $391,000
                                                                     ======================           =======================

            Earnings per share:

                 Earnings per common share and  common
                 equivalent share (Line C divided by Line A)                         $0.24                             $0.17
                                                                     ======================           =======================

                 Earnings per common share and common
                 equivalent share-assuming full
                 dilution (Line C divided by Line B)                                 $0.24                             $0.17
                                                                     ======================           =======================



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